    As filed with the Securities and Exchange Commission on February 9, 2000
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         DONNA KARAN INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                      13-3882426
(State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                              No.)

                               550 Seventh Avenue
                            New York, New York 10018
                                 (212) 789-1500
               (Address of principal executive offices) (Zip code)

               DONNA KARAN INTERNATIONAL INC. DEFERRED BONUS PLAN
                            (Full title of the plan)

                                  Lynn E. Usdan
                         Donna Karan International Inc.
                               550 Seventh Avenue
                            New York, New York 10018
                                 (212) 789-1500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        ---------------------------------
                                   COPIES TO:

                                Arnold S. Jacobs
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000

                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE


================================================================================
                                         Proposed      Proposed
 Title of                                maximum       maximum
securities                  Amount       offering      aggregate    Amount of
  to be                      to be        price        offering    registration
registered                 registered   per unit(1)    price(1)        fee
======================     ===========  ============  ==========  =============

Deferred Compensation
Obligations                $1,500,000      N/A        $1,500,000      $396

================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following document filed with the Securities and Exchange Commission by Donna Karan International Inc., a Delaware corporation (the "Company" or the "Registrant"), is incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2000;

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4. DESCRIPTION OF SECURITIES.

     The securities being registered represent obligations (the "Obligations") of the Registrant to pay to the participants in the Donna Karan International Inc. Deferred Bonus Plan (the "Plan"), upon expiration of the deferral period, compensation which the participants have elected to defer. The Obligations may also represent amounts that the Registrant has elected to credit to a participant's account under the Plan. Amounts credited to a participant's account are credited with earnings based on a notional investment measurement (which measurement may be based on the performance of shares in investment companies registered under the Investment Company Act of 1940). Upon termination of the applicable deferral period (or as otherwise provided in the Plan), the Obligations are payable in cash in a lump-sum distribution or in installments, at the election of the participant made in accordance with the Plan. There is no trading market for the Obligations.

     The Obligations are unsecured general obligations of the Registrant and rank PARI PASSU with other unsecured and unsubordinated indebtedness of the Registrant. The Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Plan, other than a claim for benefits by a participant or his or her beneficiaries, will be null and void.

     The Obligations are not convertible into any other security of the Registrant. No trustee has been appointed to take action with respect to the Obligations and each participant in the Plan will be responsible for enforcing his or her own rights with respect to the Obligations. The Company, in its sole discretion, may establish a "rabbi trust" or invest in group annuities or other investment products to pay the Obligations.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonable entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suits or proceeding upon receipt of an undertaking by or an behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

     Article Eighth of the Company's Certificate of Incorporation eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of their fiduciary duty as directors, with certain exceptions. Article Ninth requires indemnification of directors and officers of the Company and provides for advancement of litigation expenses to the fullest extent permitted by Section 145.

     In addition, in connection with the reorganization of the Company in connection with its initial public offering, the Company agreed to indemnify certain principal stockholders of the Company against certain obligations arising prior to or as a result of the Reorganization.

     Each of the employment agreements between the Company and the executive officers of the Company provides that the Company will indemnify each executive officer against all charges and expenses in connection with any act or proceeding to which he or she is made a party by reason of being an employee, officer, or director of the Company. Additionally, the Company has entered into indemnification agreements with the executive officers and directors of the Company providing indemnification for such officers and directors against all charges and expenses in connection with any act or proceeding to which he or she is made a party by reason of being an employee, officer, or director of the Company.

     The license agreement between the Company and Gabrielle Studio, Inc. (an affiliate of Donna Karan and Stephan Weiss, Chairman of the Board and Vice Chairman of the Board, respectively) provides that the Company will indemnify Gabrielle Studio, Inc. and Ms. Karan against losses arising out of the Company's use of the licensed marks other than in accordance with the terms of such license agreement.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8. EXHIBITS.

     5.1 Opinion of Proskauer Rose LLP

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Proskauer Rose LLP (included in Exhibit 5.1).

     24.1 Power of Attorney

     ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 31, 2000.

                                             DONNA KARAN INTERNATIONAL INC.

                                             By /s/ John D. Idol
                                                --------------------------------
                                                John D. Idol
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURES                       TITLE                          DATE
    ----------                       -----                          ----

/s/ Donna Karan                Chairman of the Board and       January 31, 2000
----------------------------    Chief Designer
Donna Karan

/s/ Stephan Weiss              Vice Chairman of the Board      January 31, 2000
----------------------------
Stephan Weiss

/s/ John D. Idol               Chief Executive Officer and     January 31, 2000
----------------------------    Director (principal
John D. Idol                     executive officer)


/s/ M. William Benedetto       Director                        January 31, 2000
------------------------
M. William Benedetto

/s/ John Eyler                 Director                        January 31, 2000
----------------------------
John Eyler

/s/ Ann McLaughlin             Director                        January 31, 2000
----------------------------
Ann McLaughlin

                               Director                        January 31, 2000
----------------------------
Frank Mori

/s/ Joseph B. Parsons          Executive Vice President and    January 31, 2000
----------------------------    Chief Financial Officer
Joseph B. Parsons               (principal financial officer
                                and principal accounting
                                officer)